Exhibit 99.1

China HGS Reports Third Quarter of Fiscal Year 2017 Results

HANZHONG, CHINA – August 11, 2017 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today reported its financial results for the third quarter of fiscal 2017 ended June 30, 2017 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov

Highlights for the Quarter

●	Total revenues for the third quarter of fiscal 2017 were approximately $15.7 million, an increase of 25.7% from approximately $12.5 million in the same quarter of fiscal 2016. Total revenues recognized from percentage of completion method were approximately $6.9 million, which accounted for 44.0% of total revenues in the third quarter of fiscal 2017.

●	Net income for the third quarter of fiscal 2017 totaled approximately $1.6 million, a decrease of approximately 35.6% from the net income of approximately $2.4 million in the same period of last year. The decreased profit margin in this quarter compared to the same quarter of last year was primarily due to lower margin residential properties, instead of higher margin commercial properties, sold during the third quarter of fiscal 2017.

●	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the third quarter of fiscal 2017 were $0.03, compared to $0.05 for the same quarter last year.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as well as the Company's Quarterly Reports on Form 10-Q that have been filed since the date of such annual report, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong,

President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

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 CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30	September 30
	2017	2016
ASSETS
Current assets:
Cash	$3,294,128	$6,401,237
Restricted cash	1,206,637	1,493,537
Cost and earnings in excess of billings	12,663,464	11,891,230
Real estate property development completed	89,509,976	113,185,929
Real estate property under development	87,796,734	-
Other current assets	2,070,244	2,722,036
Total current assets	196,541,183	135,693,969
Property, plant and equipment, net	831,638	792,650
Real estate property development completed, net of current portion	1,630,388	1,657,055
Security deposits for land use right	7,812,355	7,940,137
Real estate property under development, net of current portion	158,848,636	207,384,015
Due from local government for real estate property development completed	2,873,982	2,920,990

Total Assets	$368,538,182	$356,388,816
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Other loans	$25,064,535	$6,125,753
Accounts payable	24,295,058	30,574,497
Other payables	3,912,671	5,200,807
Construction deposits	1,459,073	1,911,158
Billings in excess of cost and earnings	3,305,671	2,110,808
Customer deposits	26,038,232	16,790,208
Shareholder loan	1,810,000	2,709,523
Accrued expenses	2,097,351	3,205,099
Taxes payable	16,182,003	15,843,815
Total current liabilities	104,164,594	84,471,668
Deferred tax liabilities	5,113,166	5,107,887
Customer deposits, net of current portion	2,389,627	10,687,272
Other loans, less current portion	99,911,356	99,843,228
Construction deposits, net of current portion	1,296,561	1,329,820
Total liabilities	212,875,304	201,439,875
Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares
authorized, 45,050,000 shares issued and outstanding
June 30, 2017 and September 30, 2016	45,050	45,050
Additional paid-in capital	129,838,272	129,793,572
Statutory surplus	8,495,631	8,495,631
Retained earnings	23,821,202	20,661,184
Accumulated other comprehensive income	(6,537,277)	(4,046,496)
Total stockholders' equity	155,662,878	154,948,941

Total Liabilities and Stockholders' Equity	$368,538,182	$356,388,816

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CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2017	2016	2017	2016

Real estate sales	$15,715,091	$12,497,413	$35,726,739	$25,205,879
Less: Sales tax	(213,183)	(847,938)	(679,221)	(1,741,251)
Cost of real estate sales	(12,696,093)	(8,183,462)	(28,011,749)	(15,520,371)
Gross profit	2,805,815	3,466,013	7,035,769	7,944,257

Operating expenses
Selling and distribution expenses	147,082	71,959	425,167	288,138
General and administrative expenses	651,773	609,428	2,275,336	1,668,790
Total operating expenses	798,855	681,387	2,700,503	1,956,928

Operating income	2,006,960	2,784,626	4,335,266	5,987,329

Interest expense	(125,750)	(29,917)	(370,320)	(203,057)
Income before income taxes	1,881,210	2,754,709	3,964,946	5,784,272

Provision for income taxes	306,406	310,548	804,928	612,846
Net income	1,574,804	2,444,161	3,160,018	5,171,426

Other comprehensive income (loss)
Foreign currency translation adjustment	2,377,825	(4,745,409)	(2,490,781)	$(7,029,987)

Comprehensive income (loss)	$3,952,629	$(2,301,248)	$669,237	$(1,858,561)

Basic and diluted income per common share
Basic and diluted	$0.03	$0. 05	$0.07	$0.11

Weighted average common shares outstanding
Basic and diluted	45,050,000	45,050,000	45,050,000	45,050,000

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CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended June 30,
	2017	2016
Cash flows from operating activities
Net income	$3,160,018	$5,171,426
Adjustments to reconcile net income to net cash used in operating activities:
Deferred tax provision	86,471	383,850
Stock based compensation	44,700	44,700
Depreciation	38,433	59,658
Changes in assets and liabilities:
Cost and earnings in excess of billings	(952,473)	681,609
Real estate property development completed	21,602,071	6,811,151
Real estate property under development	(42,106,890)	(42,105,175)
Other current assets	600,966	(5,418,847)
Accounts payables	(5,720,568)	(15,187,183)
Other payables	(1,190,529)	(2,373,223)
Billings in excess of cost and earnings	1,214,641	(1,526,997)
Customer deposits	1,376,497	5,257,341
Construction deposits	(428,185)	(1,236,962)
Accrued expenses	(1,049,391)	(1,248,883)
Taxes payable	172,676	310,218
Net cash used in operating activities	(22,737,925)	(50,377,317)

Cash flows from investing activities
Purchases of fixed assets	(89,579)	(8,010)
Net cash used in investing activities	(89,579)	(8,010)

Cash flow from financing activities
Restricted cash	259,829	145,758
Proceeds from shareholder loan	4,067,944	840,077
Repayments of shareholder loan	(4,942,772)	(840,077)
Repayments of bank loans	-	(6,165,703)
Proceeds from other loans	26,470,159	62,793,918
Repayments of other loans	(5,997,059)	(5,559,922)
Net cash provided by financing activities	19,858,101	51,214,051

Effect of changes of foreign exchange rate on cash	(137,706)	(77,278)
Net increase(decrease) in cash	(3,107,109)	751,446
Cash, beginning of period	6,401,237	1,333,919
Cash, end of period	$3,294,128	$2,085,365
Supplemental disclosures of cash flow information:
Interest paid	$4,243,756	$2,843,145
Income taxes paid	$681,772	$369,885

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